SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) June 17, 2011;  June 17, 2011

GUIDED THERAPEUTICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The 2011 Annual Meeting of Stockholders of Guided Therapeutics, Inc. (the “Company”) is scheduled to be held on Friday, August 12, 2011, at 10:00 A.M., local time, at the Company's corporate headquarters, located at 5835 Peachtree Corners East, Suite D, Norcross, Georgia 30092. The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on June 16, 2011. In order for any stockholder proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), the Company must receive the proposal at its corporate headquarters no later than the close of business on June 27, 2011. Such proposal must also comply with all applicable requirements for stockholder proposals made pursuant to Rule 14a-8 and with the requirements of the Company's bylaws. In order for any stockholder proposal not intended to be included in the proxy statement to be brought before the Annual Meeting, the Company must receive such proposal no later than July 25, 2011. Such proposal must also comply with the requirements of the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC

	By:	/s/ MARK L. FAUPEL
Mark L. Faupel, Ph.D.
CEO & President
Date: June 17, 2011